FORM N-SAR EXHIBIT 77.O:
TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: Barclays Capital Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc.; Credit Suisse; J.P. Morgan Securities Inc.; Qatar National Bank
Name of Issuer:	Republic of Qatar
Title of Security: Qatar 5 1/4 01/20
Date of First Offering:	11/17/09
Dollar Amount Purchased: 428,959
Number of Shares or Par Value of Bonds Purchased: 430,000
Price Per Unit:	99.758
Resolution Approved: Approved at the February 11, 2010 Board Meeting.*


Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: Wachovia Capital Markets LLC Names of Underwriting Syndicate Members: Goldman, Sachs, & Co.; Wachovia Capital Markets LLC; Wells Fargo & Co.
Name of Issuer:	Transatlantic Holdings
Title of Security: HL TRH 8 11/30/39
Date of First Offering:	11/18/09
Dollar Amount Purchased: 72,926
Number of Shares or Par Value of Bonds Purchased: 75,000
Price Per Unit:	97.234
Resolution Approved: Approved at the February 11, 2010 Board Meeting.*


Name of Fund: Goldman Sachs Strategic International Equity Fund
Name of Underwriter or Dealer Purchased From: Citigroup Inc.
Names of Underwriting Syndicate Members: Goldman Sachs International; Goldman Sachs (Japan) Ltd; Barclays Capital Japan Ltd; Daiwa Capital Markets Europe Ltd; Deutsche Bank AG London; JP Morgan Securities Ltd/London; Merrill Lynch International; Nomura International PLC; Okasan Securities Co Ltd; SMBC
Friend Securities Co Ltd; Tokai Tokyo Securities Co Ltd; UBS Limited (Denmark)
Name of Issuer:	Sumitomo Mitsui Financial Group, Inc.
Date of First Offering:	1/20/10
Dollar Amount Purchased: JPY4,206,000
Number of Shares or Par Value of Bonds Purchased: 1500
Price Per Unit:	JPY2,804
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Fund: Goldman Sachs Concentrated International Equity Fund
Name of Underwriter or Dealer Purchased From: Citigroup Inc.
Names of Underwriting Syndicate Members:	Goldman Sachs International;
Goldman Sachs (Japan) Ltd; Barclays Capital Japan Ltd; Daiwa Capital Markets Europe Ltd; Deutsche Bank AG London; JP Morgan Securities Ltd/London; Merrill Lynch International; Nomura International PLC; Okasan Securities Co Ltd; SMBC Friend Securities Co Ltd; Tokai Tokyo Securities Co Ltd; UBS Limited (Denmark)
Name of Issuer:	Sumitomo Mitsui Financial Group, Inc.
Date of First Offering:	1/20/10
Dollar Amount Purchased: JPY10,935,600
Number of Shares or Par Value of Bonds Purchased: 3900
Price Per Unit:	JPY2,804
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Fund: Goldman Sachs Emerging Markets Equity Fund
Name of Underwriter or Dealer Purchased From: Credit Suisse
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; BTG Pactual; Itau BBA; Credit Suisse; Santander; BBI; UBS; Barclays Capital Inc.; Morgan Stanley
Name of Issuer:	PDG Reality
Title of Security: PDGR3
Date of First Offering:	2/5/10
Dollar Amount Purchased: 1,036,967.40
Number of Shares or Par Value of Bonds Purchased: 132,300
Price Per Unit:	14.50
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Fund:	Goldman Sachs BRIC Fund
Name of Underwriter or Dealer Purchased From: Credit Suisse
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; BTG Pactual; Itau BBA; Credit Suisse; Santander; BBI; UBS; Barclays Capital Inc.; Morgan Stanley
Name of Issuer:	PDG Reality
Title of Security: PDGR3
Date of First Offering:	2/5/10
Dollar Amount Purchased: 2,728,407.80
Number of Shares or Par Value of Bonds Purchased: 348,100
Price Per Unit:	14.50
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co.
Incorporated
Names of Underwriting Syndicate Members: Credit Suisse Securities USA; Morgan Stanley & Co. Incorporated; Bank of America Merrill Lynch; HSBC Securities; J.P. Morgan Securities Inc.; Wells Fargo & Co.; Goldman, Sachs & Co.
Name of Issuer:	Ameriprise Financial Inc.
Title of Security: AMP 5.3 03/15/20
Date of First Offering:	3/8/10
Dollar Amount Purchased: 74,821
Number of Shares or Par Value of Bonds Purchased: 75,000
Price Per Unit:	99.761
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: Deutsche Bank
Securities Inc.
Names of Underwriting Syndicate Members: Bank of America Merrill
Lynch; Deutsche Bank Securities Inc.; UBS Securities; Goldman,
Sachs & Co.
Name of Issuer:	Developers Diversified Realty
Title of Security: DDR7 1/2 04/01/17
Date of First Offering:	3/16/2010
Dollar Amount Purchased: 74,996
Number of Shares or Par Value of Bonds Purchased: 75,000
Price Per Unit:	99.995
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities Inc. Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; J.P. Morgan Securities Inc.; Goldman, Sachs & Co.
Name of Issuer:	Northwestern Mutual Life
Title of Security: NWMLIC 6.063 40
Date of First Offering:	3/23/10
Dollar Amount Purchased: 275,000
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit:	100.000
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

*Resolution adopted at the Meeting of the Board of Trustees on February 11, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2009 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates,under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.
**Resolution adopted at the Meeting of the Board of Trustees on May 20, 2010: RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees all purchases made during the calendar quarter ended March 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Name of Underwriter or Dealer Purchased From: J.P. Morgan Securities Inc. Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; J.P. Morgan Securities Inc.; Goldman, Sachs & Co.
Name of Issuer:	Northwestern Mutual Life
Title of Security: NWMLIC 6.063 40
Date of First Offering:	3/23/10
Dollar Amount Purchased: 275,000
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit:	100.000
Resolution Approved: Approved at the May 20, 2010 Board Meeting.**

*Resolution adopted at the Meeting of the Board of Trustees on February 11, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2009 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**Resolution adopted at the Meeting of the Board of Trustees on May 20, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended March 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.